SUB-ITEM 77 C(I):  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

A SPECIAL MEETING OF SHAREHOLDERS OF THE BANKNORTH LARGE CAP CORE FUND AND BANKNORTH SMALL/MID CAP CORE FUND WAS HELD ON AUGUST 27, 2004. THE FOLLOWING ITEMS, WHICH ARE REQUIRED TO BE REPORTED UNDER THIS SUB-ITEM 77C, WERE VOTED ON AT THE MEETING:

1. TO APPROVE OR DISAPPROVE A PROPOSED AGREEMENT AND PLAN OF REORGANIZATION PURSUANT TO WHICH FEDERATED CAPITAL APPRECIATION FUND ("CAPITAL APPRECIATION FUND"), A PORTFOLIO OF FEDERATED EQUITY FUNDS, WOULD ACQUIRE ALL OF THE ASSETS OF THE FUND IN EXCHANGE SOLELY FOR SHARES OF CAPITAL APPRECIATION FUND, TO BE DISTRIBUTED PRO RATA BY THE FUND TO HOLDERS OF ITS SHARES, IN COMPLETE LIQUIDATION AND TERMINATION OF THE FUND.

         SHARES VOTED AFFIRMATIVELY ..................................8,169,285
         SHARES VOTED NEGATIVELY .......................................12,455
         SHARES ABSTAINING ..................................................0


2. TO APPROVE OR  DISAPPROVE  A PROPOSED  AGREEMENT  AND PLAN OF  REORGANIZATION
PURSUANT TO WHICH FEDERATED KAUFMANN FUND ("KAUFMANN FUND"), A PORTFOLIO OF FEDERATED EQUITY FUNDS, WOULD ACQUIRE ALL OF THE ASSETS OF THE FUND IN EXCHANGE SOLELY FOR SHARES OF KAUFMANN FUND, TO BE DISTRIBUTED PRO RATA BY THE FUND TO HOLDERS OF ITS SHARES, IN COMPLETE LIQUIDATION AND TERMINATION OF THE FUND.

         SHARES VOTED AFFIRMATIVELY ..................................1,529,964
         SHARES VOTED NEGATIVELY .......................................5,998
         SHARES ABSTAINING ..................................................0


THE DEFINITIVE PROXY STATEMENT FOR THIS SPECIAL MEETING WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 2004, AND IS INCORPORATED BY REFERENCE. (FILE NO. 811-4017)

SUB-ITEM 77 C(II):  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

A SPECIAL MEETING OF SHAREHOLDERS OF THE BANKNORTH INTERMEDIATE BOND FUND WAS HELD ON AUGUST 27, 2004. THE FOLLOWING ITEM, WHICH IS REQUIRED TO BE REPORTED UNDER THIS SUB-ITEM 77C, WAS VOTED ON AT THE MEETING:

1. TO APPROVE OR DISAPPROVE A PROPOSED AGREEMENT AND PLAN OF REORGANIZATION PURSUANT TO WHICH FEDERATED TOTAL RETURN BOND FUND ("TOTAL RETURN BOND FUND"), A PORTFOLIO OF FEDERATED TOTAL RETURN SERIES, INC., WOULD ACQUIRE ALL OF THE ASSETS OF THE FUND IN EXCHANGE SOLELY FOR SHARES OF TOTAL RETURN BOND FUND, TO BE DISTRIBUTED PRO RATA BY THE FUND TO HOLDERS OF ITS SHARES, IN COMPLETE LIQUIDATION AND TERMINATION OF THE FUND.

         SHARES VOTED AFFIRMATIVELY ..................................6,927,202
         SHARES VOTED NEGATIVELY .......................................14,776
         SHARES ABSTAINING ..................................................0

THE DEFINITIVE PROXY STATEMENT FOR THIS SPECIAL MEETING WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 2004, AND IS INCORPORATED BY REFERENCE. (FILE NO. 811-7115)

SUB-ITEM 77 C(III):  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

A SPECIAL MEETING OF SHAREHOLDERS OF THE BANKNORTH VERMONT MUNICIPAL BOND FUND WAS HELD ON AUGUST 27, 2004. THE FOLLOWING ITEM, WHICH IS REQUIRED TO BE REPORTED UNDER THIS SUB-ITEM 77C, WAS VOTED ON AT THE MEETING:

1. TO APPROVE OR DISAPPROVE A PROPOSED AGREEMENT AND PLAN OF REORGANIZATION PURSUANT TO WHICH FEDERATED VERMONT MUNICIPAL INCOME FUND ("FEDERATED VERMONT FUND"), A PORTFOLIO OF FEDERATED MUNICIPAL SECURITIES INCOME TRUST, WOULD ACQUIRE ALL OF THE ASSETS OF THE FUND IN EXCHANGE SOLELY FOR SHARES OF FEDERATED VERMONT FUND, TO BE DISTRIBUTED PRO RATA BY THE FUND TO HOLDERS OF ITS SHARES, IN COMPLETE LIQUIDATION AND TERMINATION OF THE FUND.

         SHARES VOTED AFFIRMATIVELY ..................................4,256,042
         SHARES VOTED NEGATIVELY .......................................30,021
         SHARES ABSTAINING ..................................................0

THE DEFINITIVE PROXY STATEMENT FOR THIS SPECIAL MEETING WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 2004, AND IS INCORPORATED BY REFERENCE. (FILE NO. 811-6165)